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                                                                   Exhibit 10.54


                      LEXINGTON CORPORATE PROPERTIES TRUST
                              AMENDED AND RESTATED
                          2002 EQUITY-BASED AWARD PLAN

         Purpose. The purpose of the Lexington Corporate Properties Trust 2002 Equity-Based Award Plan (the "Plan") is to advance the interests of Lexington Corporate Properties Trust, a Maryland statutory real estate investment trust (the "Company"), by providing an opportunity to selected employees, trustees and consultants of the Company to purchase Common Shares, $.0001 par value, of the Company (the "Common Shares") and to receive DERs (as hereinafter defined) and stock awards provided for in the Plan. By encouraging such share ownership, the Company seeks to attract, retain and motivate employees, trustees, and consultants of experience and ability. It is intended that this purpose will be effected by the granting of the following share-based incentives (collectively, "awards"): (a) nonqualified stock options ("nonqualified options"); (b) incentive stock options ("incentive options") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); (c) bonus shares; (d) restricted shares and (e) performance shares and/ or performance units. As an additional form of long-term incentive compensation, DERs, which the Company intends to grant either in conjunction with other awards or separately and which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified Common Shares, are especially useful to a real estate investment trust ("REIT") which, under the REIT requirements of the Code, distributes most of its earnings to shareholders in the form of dividends. DERs provide alignment between participant incentives and total shareholder return by giving eligible participants the opportunity to share in the value created through dividend payments as well as share price growth.

         1. Effective Date. This Plan was adopted by the Board of Trustees ("Board") of the Company on February 13, 2002, and is effective as of May 22, 2002, the date it was approved by the holders of a majority of the outstanding capital stock of the Company.

         2. Shares Subject to the Plan. The number of shares with respect to which awards may be granted under the Plan shall not exceed 800,000 Common Shares, subject to adjustment as provided in Paragraphs 12 and 14 hereof. Any Common Share subject to an award which for any reason (i) expires, is cancelled or is forfeited, (ii) is terminated unexercised or (iii) is withheld by the Company from the shares otherwise to be received or otherwise held by any participant under the Plan through the written election of such participant to pay all or part of the exercise price of an award, if any, or to satisfy all or a portion of the tax withholding obligation relating to such award, may again be the subject of an award. In addition, any shares received by a participant pursuant to an award under the Plan that are subsequently reacquired by the Company pursuant to a repurchase right under the terms of such award may again be the subject of an award under the Plan. The Common Shares delivered pursuant to awards granted under the Plan may, in whole or in part, be authorized but unissued shares, treasury shares, or any other issued shares subsequently reacquired by the Company.

         3. Administration. The Plan shall be administered by a committee (the "Committee") appointed by the Board, in its discretion, consisting of not less than three (3) members of the Board, each of whom must be a "non-employee director" within the meaning of in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and an "outside director" within the meaning of Section 162(m) of the Code. Notwithstanding the

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foregoing, the Board may at any time exercise all rights, duties and responsibilities of the Committee, but excluding matters which under any applicable law, rule or regulation, including Rule 16b-3 under the Exchange Act or any successor rule or section 162(m) of the Code (to the extent the Board intends that such matter qualify thereunder), are required to be determined in the sole discretion of the Committee. Subject to the provisions of the Plan, the Committee shall have full power and discretion to construe and interpret the Plan and any agreement or instrument entered into under the Plan, including, without limitation, any award agreement, and to establish, amend and rescind rules and regulations for its administration; to accelerate the vesting or exercisability of any award; to amend the terms and conditions of any outstanding award (subject to the provisions of Paragraph 23); or to offer to buy out an award previously granted, based on such terms and conditions as the Committee shall establish with and communicate to the participant at the time such offer is made. Any decisions made with respect thereto shall be final and binding on the Company, the participants and all other persons. In addition, no non-employee trustee or consultant shall have a right to be granted an award or, having received an award, a right to again be granted an award, except to the extent provided in Paragraphs 8, 12 and 14 hereof.

         4. Eligible Participants. In its sole discretion, the Committee may grant (i) DERs, incentive options, nonqualified options, bonus shares, restricted shares, performance shares, performance units or any combination of the foregoing, to such employees as are selected by the Committee or the Board, and (ii) DERs, nonqualified options, bonus shares, restricted shares, performance shares, performance units or, any combination of the foregoing to consultants or members of the Board. The maximum number of Common Shares with respect to which options may be granted to any otherwise eligible individual under this Plan during any calendar year shall be 400,000 Common Shares, and the maximum number of Common Shares with respect to which all other awards may be granted to any otherwise eligible individual under this Plan during any calendar year shall be 400,000, in each case, subject to adjustment as provided in Paragraphs 12 and 14 hereof.

         5. Duration of the Plan. The Plan shall terminate when all Common Shares that may be made subject to awards under the Plan have been acquired or, in the case of incentive options only, ten years from the effective date of this Plan, if earlier, unless terminated earlier pursuant to Paragraph 23 hereof, and no awards may be granted thereafter.

         6. Restrictions on Incentive Options. The aggregate fair market value, determined as of the date an incentive stock option is granted, of the Common Shares with respect to which incentive options are exercisable for the first time by an individual during any calendar year shall not exceed $100,000. If an incentive option is granted pursuant to which the aggregate fair market value of shares with respect to which it first becomes exercisable in any calendar year by an individual exceeds the aforementioned $100,000 limitation, the portion of such option which is in excess of the $100,000 limitation shall be treated as a nonqualified option pursuant to Section 422(d)(1) of the Code. In the event that an individual is eligible to participate in any other share option plan of the Company or any parent or subsidiary of the Company which is also intended to comply with the provisions of Section 422 of the Code, the $100,000 limitation shall, to the extent provided under Section 422 of the Code, apply to the aggregate number of shares for which incentive stock options may be granted under all such plans.

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         7.       Terms and Conditions of Option Grants. Subject to Paragraphs
12 and 14 hereof, options granted under this Plan shall be evidenced by award agreements in such form and containing such terms and conditions not inconsistent with the Plan as the Board or the Committee shall approve from time to time, which agreements shall evidence the following terms and conditions:

                  (a) Option Price. Subject to the conditions in Paragraph 7(b) hereof, if applicable, the purchase price per share payable upon the exercise of each incentive option granted hereunder ("option price") shall be as determined by the Board or the Committee in its discretion, and shall be at least 100% of the fair market value on the date of grant. The option price per share payable upon exercise of each nonqualified option granted hereunder shall be as determined by the Board or the Committee in its discretion and shall be at least 85% of the fair market value per share on the date of grant. The Board or the Committee, in its discretion, also may (but need not) establish a purchase price payable upon acquisition of a nonqualified option.

                  (b) 10% Shareholder. If any participant is on the date of grant the owner of shares (as determined under Sections 422(b)(6) and 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of shares of the Company or any parent or subsidiary of the Company, then the option price per share subject to such incentive option shall not be less than 110% of the fair market value of one share on the date of grant, and the term of the option shall not exceed five years after the date of such grant.

                  (c) Number of Shares. Each award agreement shall specify the number of Common Shares to which it pertains.

                  (d) Exercise. Subject to Paragraphs 12 and 14 hereof, each option grant shall be exercisable for the full amount or for any part thereof and at such intervals or in such installments as the Board or the Committee may determine at the time it grants such option; provided, however, that (i) no option grant shall be exercisable with respect to any Common Share later than ten years after the date of such grant, subject to Paragraph 7(b) hereof, and (ii) to the extent that an option is subject to exercise over a specified period of time, at least 20% of the total number of Common Shares subject to the option shall become exercisable on or before each anniversary of the date of the grant of the option.

                  (e) Notice of Exercise and Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company's Treasurer or any other officer of the Company designated by the Board or the Committee to accept such notices on its behalf, specifying the number of Common Shares with respect to which the option is to be exercised, accompanied by full payment for such shares, which shall include applicable taxes, if any, in accordance with Paragraph
         16. If said shares are not at that time effectively registered under the Securities Act of 1933, as amended ("1933 Act"), the holder shall include with such notice a letter, in form and substance satisfactory to the Company, confirming that the shares are being purchased for the holder's own account for investment and not with a view to distribution. The option price upon exercise of any

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         option shall be payable to the Company in full either: (i) in cash or its equivalent; (ii) subject to such terms, conditions and limitations as the Committee may prescribe, by tendering shares previously acquired by the participant exercising such option having an aggregate fair market value at the time of exercise equal to the total option price (provided that the shares which are tendered must have been held by such Participant for at least six (6) months prior to their tender to satisfy the option price), or (iii) by a combination of (i) and (ii). The Committee also may allow cashless exercise as permitted by applicable law, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law, in all cases, subject to such terms, conditions and limitations as the Committee may prescribe including the establishment of a program (which need not be administered in a nondiscriminatory or uniform manner) under which a third party may make bona-fide loans on arm's-length terms to any or all optionees to assist such optionees with the satisfaction of any or all of the obligations that such optionees may have hereunder (including, without limitation, a loan program under which the third party would advance the aggregate option price to the optionee and be repaid with option shares or the proceeds thereof).

                  (f) Termination of Service. Each award agreement shall contain provisions for the termination of the options granted thereunder if the optionee ceases for any reason to be an employee, consultant or trustee of the Company or any subsidiary of the Company, as follows:

                           (i) if the optionee ceases to perform services for the Company or any parent or subsidiary of the Company by reason of resignation or other voluntary action of the optionee, the optionee may, at any time within a period of 30 days after the optionee ceases to perform services, exercise each of the optionee's options to the extent that the option was exercisable by the optionee on the date on which the optionee ceased to perform services for the Company or any parent or subsidiary of the Company;

                           (ii) if the optionee ceases to perform services for the Company or any parent or subsidiary of the Company for any reason other than cause (as specified in the applicable share option agreement), retirement (as defined in (v) below), resignation or other voluntary action before retirement, death or disability (as defined in (iii) below), the optionee may, at any time within a period of three months after the optionee ceases to perform services, exercise each of his options to the extent that the option was exercisable by the optionee on the date on which the optionee ceases to perform services for the Company or any parent or subsidiary of the Company;

                           (iii) if the optionee ceases to perform services for the Company or any parent or subsidiary of the Company because of a disability as defined by Section 22(e)(3) of the Code to mean the inability of the optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, the

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                  optionee may, at any time within a period of one year after the optionee ceases to perform services, exercise the option to the extent that the option was exercisable by the optionee on the date the optionee ceases to perform services;

                           (iv) if the optionee dies at a time when the optionee might have exercised the option, then the optionee's estate, personal representative or beneficiary to whom it has been transferred by will or the laws of descent and distribution may at any time within a period of one year after the optionee's death exercise the option to the extent the optionee might have exercised it at the time of his death;

                           (v) if the optionee ceases to perform services for the Company or any parent or subsidiary of the Company because of the optionee's retirement at or after attainment of age 60, the optionee may exercise incentive options within three months, and nonqualified stock options within a period of one year, after the optionee's retirement date to the extent the optionee might have exercised them at his retirement date; and

                           (vi) if the Company or any parent or subsidiary of the Company determines that it no longer wishes to engage the optionee's services and makes such determination based on cause (as specified in the applicable share option agreement), any outstanding options (whether or not vested) held by such optionee shall immediately terminate and cease to be exercisable at the time of such termination for cause.

                  (g) Rights as Shareholder. The optionee shall have no rights as a shareholder with respect to any Common Shares covered by an option until the date the option has been exercised and the full purchase price for such shares has been received by the Company.

                  (h) Non-Transferability. No option shall be transferable by the optionee otherwise than by will or the laws of descent and distribution, and each option shall be exercisable during the optionee's lifetime only by the optionee (or the optionee's guardian or legal representative). Notwithstanding the preceding sentence, the Board or the Committee, in their sole discretion, may permit the assignment or transfer of options (other than incentive options except if permitted pursuant to Section 422 of the Code) and the exercise thereof by a person other than an optionee, on such terms and conditions as the Committee may determine.

                  (i)      Repurchase of Shares by the Company. Any
         Common Shares purchased by an optionee upon exercise of an option may, in the discretion of the Committee, be subject to repurchase by the Company if and to the extent specifically set forth in the award agreement pursuant to which Common Shares were purchased.

         8.       Grants to Non-Employee Trustees

                  (a) The Committee, in its discretion, may grant nonqualified options to any non-employee trustee in accordance with this Paragraph 8. The Board shall determine with respect to each trustee option (a) the number of Common Shares subject to an

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         option, (b) the purchase price per Common Share purchasable upon exercise of the option, (c) the period during which an option may be exercised and (d) whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. The terms of each non-employee trustee's option shall be set forth in the award agreement relating to such option.

                  (b) Any option granted to a non-employee trustee shall terminate on the non-employee trustee's termination of service in accordance with the provisions of Paragraph 7(f)(i) through (vi) hereof. Non-employee trustees' options shall otherwise be subject to the terms and conditions of this Plan.

         9.       Restricted Share Awards and Bonus Share Awards. The
Committee may, in its discretion, grant restricted share awards and bonus share awards, subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

                  (a) Number of Shares and Other Terms. The number of Common Shares subject to a restricted share award or bonus share award, the performance measures (if any) and restriction period applicable to a restricted share award and the payments, if any, required of the participant in order to receive the award shall be determined by the Committee.

                  (b) Vesting and Forfeiture. The award agreement relating to a restricted share award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, (1) for the vesting of the Common Shares subject to such award
         (i) if specified performance measures are satisfied or met during the specified restriction period or (ii) if the holder of such award remains continuously in the employment or service of the Company or a subsidiary during the specified restricted period and (2) for the forfeiture of the Common Shares subject to such award (i) if specified performance measures are not satisfied or met during the specified restriction period or (ii) if the holder of such award does not remain continuously in the employment or service of the Company or a subsidiary during the specified restriction period. Bonus share awards shall not be subject to any performance measures or restriction periods.

                  (c) Share Certificates. The provisions of this Paragraph 9(c) shall apply except as otherwise set forth in the award agreement relating to restricted shares. During the restriction period, a certificate or certificates representing a restricted share award shall be registered in the holder's name and may bear a legend, in addition to any legend which may be required pursuant to Paragraph 22, indicating that the ownership of the Common Shares represented by such certificate are subject to the restrictions, terms and conditions of this Plan and the award agreement relating to the restricted share award. All such certificates shall be deposited with the Company, together with share powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the Common Shares subject to the restricted share award in the event such award is forfeited in whole or in part. Upon termination of any applicable restriction period (and the satisfaction or attainment of

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         applicable performance measures), or upon the grant of a bonus share award, in each case subject to the Company's right to require payment of any taxes in accordance with Paragraph 16, a certificate or certificates evidencing ownership of the requisite number of Common Shares shall be delivered to the holder of such award. The foregoing to the contrary notwithstanding, the Committee may, in its discretion, provide that a participant's ownership of restricted shares prior to the lapse of the restriction period or any other applicable restrictions shall, in lieu of such certificates, be evidenced by a "book entry" (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of the participant who has received such award. Such records of the Company or such agent shall, absent manifest error, be binding on all participants who have been awarded restricted share awards. The holding of restricted shares by the Company, or the use of book entries to evidence the ownership of restricted shares, in accordance with this Paragraph 9(c), shall not affect the rights of participants as owners of the restricted shares awarded to them, nor affect the restrictions applicable to such shares under the award agreement or the Plan, including, without limitation, the restriction period.

                  (d) Rights with Respect to Restricted Share Awards. Unless otherwise set forth in the award agreement relating to a restricted share award, and subject to the terms and conditions of a restricted share award, the holder of such award shall have all rights as a shareholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Shares; provided, however, that a distribution with respect to Common Shares, other than a distribution in cash, shall be deposited with the Company and shall be subject to the same restrictions as the Common Shares with respect to which such distribution was made.

                  (e) Termination of Employment or Service. Subject to Paragraph 13 and unless otherwise set forth in the award agreement relating to a restricted share award, if the employment or service with the Company or a subsidiary of the Company of the holder of such award terminates, the portion of such award which is subject to a restriction period shall terminate as of the effective date of such holder's termination of employment or service and shall be forfeited and such portion shall be canceled by the Company.

                  (f) Section 83(b) Election. If the holder of a restricted share award makes an election under Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to a restricted share award as of the date of transfer of the restricted shares rather than as of the date or dates upon which such holder would otherwise be taxable under Section 83(a) of the Code, such holder shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service. Neither the Company nor a subsidiary shall have any liability or responsibility relating to or arising out of the filing or not filing of any such election or any defects in its construction.

         10.      Performance Share and Performance Unit Awards.

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                  (a)      Performance Share and Performance Unit Awards. The
         Committee may, in its discretion, grant performance share awards and/or performance unit awards to such eligible persons as may be selected by the Committee. The entitlements of a participant with respect to his or her outstanding performance share and/ or performance unit awards shall be reflected by a bookkeeping entry in the records of the Company, unless otherwise provided by the award agreement.

                  (b) Terms of Performance Share and Performance Unit Awards. Performance share and performance unit awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

                           (i) Number of Performance Shares or Units and Performance Measures or Other Conditions. The number of performance shares or performance units subject to any award and the performance measures, other terms and conditions to which the award is subject, and/or performance period applicable to such award shall be determined by the Committee.

                           (ii) Vesting and Forfeiture. The award agreement relating to a performance share or performance unit award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such award, if specified performance measures are satisfied or met during the specified performance period, or the other conditions applicable to such award are met, and for the forfeiture of such award, if specified performance measures are not satisfied or met during the specified performance period or other conditions applicable to such award are not met.

                           (iii) Settlement of Vested Performance Share or Performance Unit Awards. The award agreement relating to a performance share or performance unit award (1) shall specify whether such award may be settled in Common Shares (including shares of restricted shares) or cash or a combination thereof and (2) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, Dividend Equivalent Rights, and, if determined by the Committee, interest on any deferred Dividend Equivalent Rights, with respect to the number of Common Shares subject to such award. If a performance share or performance unit award is settled in shares of restricted shares, a certificate or certificates representing such restricted shares shall be issued in accordance with Paragraph 9(c) and the holder of such restricted shares shall have such rights of a shareholder of the Company as determined pursuant to Paragraph 9(d). Prior to the settlement of a performance share or performance unit award in Common Shares, including restricted shares, the holder of such award shall have no rights as a shareholder of the Company with respect to the Common Shares subject to such award.

                           (iv) Termination of Employment or Service. Subject to Paragraph 13 and unless otherwise set forth in the award agreement relating to a performance share or performance unit award, if the employment or service with the Company of the

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                  holder of such award terminates, the portion of such award which is subject to a performance period or other conditions applicable to the award which have not been met on the effective date of such holder's termination of employment or service shall be forfeited and such portion shall be canceled by the Company.

                  (c) Non-Transferability of Performance Shares and Performance Units. No performance share or performance unit shall be transferable other than (i) by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or (ii) as otherwise set forth in the award agreement relating to performance share or performance unit. Each performance share or performance unit may be exercised or settled during the participant's lifetime only by the holder or the holder's legal representative or similar person. Except as permitted by the second preceding sentence, no performance share or performance unit may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process, and any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of such performance share or performance unit shall be null and void and of no force or effect.

         11. Deferrals. Notwithstanding anything in this Plan to the contrary, the Committee may permit or require a participant to defer such participant's receipt of the payment of cash or the delivery of Common Shares that would otherwise be due to such participant by virtue of the exercise of an option, the grant of bonus shares, the lapse or waiver of the period of restriction or other restrictions with respect to restricted shares, the satisfaction of any requirements or goals with respect to performance shares or performance units, the receipt of any dividends with respect to restricted share awards or other awards hereunder or the receipt of DERs hereunder. If any such deferral election is permitted or required, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

         12. Share Dividends; Share Splits; Share Combinations; Recapitalizations. Adjustment shall be made in the maximum number and kind of Common Shares subject to the Plan and the maximum number and kind that may be granted under awards pursuant to Paragraph 4 and in the number, kind and price of shares or units covered by any outstanding awards hereunder, and the performance measures of each outstanding restricted share award, performance share award, performance unit award, or DER as may be determined to be appropriate and equitable by the Board or the Committee, in its sole discretion, to prevent dilution or enlargement of rights intended to be made available under the Plan, or as otherwise necessary to reflect any change specified in this Paragraph 12 to give effect to any share dividends, share splits, reverse share splits, share combinations, reclassifications, recapitalizations and other similar changes in the capital structure of the Company after the date such award is granted. The decision of the Board or the Committee regarding any such adjustment shall be final, binding and conclusive.

         13. Acceleration of Exercisability Under Certain Circumstances. Upon the occurrence of any of the events listed below, all outstanding options held by all participants shall become immediately exercisable in full and/or no longer subject to any right of the Company (or any designee) to repurchase shares purchased pursuant thereto. Any outstanding restricted share

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awards, performance shares and performance units shall, as provided by the
Committee in its discretion in the respective applicable award agreement, be subject to such terms and conditions of such respective award agreements as may be determined by the Committee therein. The events are:

                  (a) delivery of written notice of a shareholders' meeting to the shareholders of the Company announcing a shareholders' meeting at which the shareholders will consider a proposed acquisition of the Company by merger or other combination, a proposed sale of substantially all the Company's assets or similar proposed transaction or a reorganization of the Company; or

                  (b) commencement (within the meaning of Rule 14d-2 as promulgated under the Exchange Act) of a "tender offer" for Common Shares subject to Section 14(d) of the Exchange Act, other than a self-tender by the Company.

         14. Merger; Sale of Assets; Dissolution. In the event of a change of the Common Shares of the Company resulting from a merger or similar reorganization as to which the Company is the surviving corporation, the number and kind of shares or units which thereafter may be subject to awards and sold under the Plan and the number and kind of shares or units then subject to awards granted hereunder and the price per share thereof (if any) shall be appropriately adjusted in such manner as the Board or the Committee may deem equitable to prevent substantial dilution or enlargement of the rights available or granted hereunder. Except as otherwise determined by the Board or the Committee, a merger or a similar reorganization in which the Company does not survive, a liquidation or distribution of the Company, or a sale of all or substantially all of the stock or assets of the Company, shall cause every option outstanding hereunder to terminate, to the extent not then exercised, unless any surviving entity agrees to assume the obligations hereunder.

         15. Terms and Conditions of DERs. A Dividend Equivalent Right ("DER") is an award entitling the recipient to receive credits based on cash dividends that would be paid on the Common Shares specified in the DER (or other award to which it relates) if such shares were held by the recipient. A DER may be granted hereunder to any participant as a component of another award granted hereunder or as a freestanding award. The terms and conditions of DERs shall be specified in the grant. The performance measures (if any) applicable to a DER shall be determined by the Committee. DERs credited to a participant may be paid currently or may be deemed to be reinvested in Common Shares. Any such reinvestment shall be at fair market value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Alternately, DERs may be deferred pursuant to the provisions of Paragraph 11 of the Plan. DERs may be settled in cash or shares or a combination thereof, in a single installment or multiple installments. A DER granted as a component of another award hereunder may provide that such DER shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such DER shall expire or be forfeited or annulled under the same conditions as such other award. A DER granted as a component of another award hereunder may also contain terms and conditions different from such other award.

         16.      Tax Withholding.

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                  (a)      Tax Withholding. The Company and/or any subsidiary
         shall have the power and the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient, or take whatever other actions are necessary and proper to satisfy, Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld or paid with respect to any taxable event arising as a result of the Plan. Each participant shall (and in no event shall Common Shares be delivered to such participant with respect to an award until), no later than the date as of which the value of the award first becomes includible in the gross income of the participant for income or employment tax purposes, pay to the Company in cash, or make arrangements satisfactory to the Company, as determined in the Committee's discretion, regarding payment to the Company of, any taxes of any kind required by law to be withheld with respect to the Common Shares or other property subject to such award, and the Company and any subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such participant.

                  (b) Satisfaction of Withholding in Shares. With respect to withholding required upon the exercise of options, upon the lapse of restrictions on restricted shares, or upon any other taxable event arising as a result of awards granted hereunder, the Committee may permit a participant to elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part,
         (a) by having the Company withhold shares otherwise deliverable to such participant pursuant to such award having a fair market value, as determined by the Committee, on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction, and/or (b) by tendering to the Company Common Shares owned by such participant and acquired more than six (6) months prior to such tender in full or partial satisfaction of such tax obligations, based on the fair market value of the Common Shares, as determined by the Committee, on the date the tax is to be determined. All such elections shall be irrevocable, made in writing, signed by the participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

                  (c) Special Obligations as to Incentive Options. The Committee may require a participant to give prompt written notice to the Company concerning any disposition of Common Shares received upon the exercise of an incentive option within: (i) two (2) years from the date of granting such incentive option to such participant or (ii) one
         (1) year from the transfer of such Common Shares to such participant or
         (iii) such other period as the Committee may from time to time determine. The Committee may direct that a participant with respect to an incentive option undertake in the applicable award agreement to give such written notice described in the preceding sentence, at such time and containing such information as the Committee may prescribe, and/or that the certificates evidencing Common Shares acquired by exercise of an incentive option refer to such requirement to give such notice.

         17. Rights as Shareholder. No person shall have any right as a shareholder of the Company with respect to any Common Shares or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a shareholder of record with respect to such Common Shares or equity security.

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

         18. Loans. The Company may, in the discretion of the Committee, extend one or more loans to participants in connection with the exercise or receipt of an award granted to any such participant. The terms and conditions of any such loan shall be established by the Committee.

         19. Plan Unfunded. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of Common Shares or the payment of cash upon exercise or payment of any award. The Company may, but shall not be required to, establish a rabbi trust pursuant to Rev. Proc. 92-64, 1992-2 C.B. 422, promulgated by the Internal Revenue Service or otherwise, whereby amounts which are deferred pursuant to Paragraph 11 of this Plan will be held in trust, subject to the claims of the Company's creditors in the event of the Company's insolvency, until paid to the participant under the terms of the Plan.

         20. Award Agreements. Each award shall be evidenced by an award agreement, which shall be executed by the Company and the participant to whom such award has been granted, unless the award agreement provides otherwise; two or more awards granted to a single participant may, however, be combined in a single award agreement. An award agreement shall not be a precondition to the granting of an award; no person shall have any rights under any award, however, unless and until the participant to whom the award shall have been granted (i) shall have executed and delivered to the Company an award agreement or other instrument evidencing the award, unless such award agreement provides otherwise, and (ii) has otherwise complied with the applicable terms and conditions of the award. The Committee shall prescribe the form of all award agreements, and, subject to the terms and conditions of the Plan, shall determine the content of all award agreements. Any award agreement may be supplemented or amended in writing from time to time as approved by the Committee; provided that the terms and conditions of any such award agreement as supplemented or amended are not inconsistent with the provisions of the Plan.

         21. Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below. All other terms which are defined throughout the Plan shall have their defined meanings whenever used in the Plan.

                  (a) The term "award agreement" means an agreement entered into by the Company and a participant setting forth the terms and provisions applicable to awards granted to such participant under the Plan.

                  (b) The term "bonus shares" means Common Shares which are not subject to a restriction period or performance measures.

                  (c) The term "bonus share award" means an award of bonus shares under this Plan.

                  (d) The term "consultant" means an independent contractor who performs services for the Company or a subsidiary in a capacity other than as an employee or a member of the Board.

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

                  (e) The term "DERs" or "dividend equivalent rights" means awards granted pursuant to Paragraph 15 hereof.

                  (f) The term "employee" means any officer or employee of the Company or a subsidiary whom the Company or subsidiary classifies as an employee for payroll tax purposes (regardless of whether or not that designation is correct). Trustees of the Company who are employed by the Company or a Subsidiary shall be considered employees under the Plan.

                  (g) The term "fair market value" means the fair market value of a Common Share as determined by the Board in its sole discretion by such reasonable valuation method as the Committee shall, in its discretion, select and apply in good faith as of a given date; provided, however, that for purposes of Paragraphs 7(a) and (b), such fair market value shall be determined subject to Section 422(c)(7) of the Code; and provided further, that (i) if the shares are admitted to trading on a national securities exchange, fair market value on any date shall be the last sale price reported for the shares on such exchange on such date or on the last date preceding such date on which a sale was reported or (ii) if the shares are admitted to trading on the National Association of Securities Dealers ("NASDAQ") Stock Market, fair market value on any date shall be the last sale price reported for the shares on the NASDAQ Stock Market on such date or on the last day preceding such date on which a sale was reported.

                  (h) The term "option," unless otherwise indicated, means either an incentive option or a nonqualified option.

                  (i) The term "option price" means the price at which a Common Share may be purchased by a participant pursuant to an option.

                  (j) The term "optionee" means an employee, consultant or trustee of the Company to whom an option is granted under the Plan.

                  (k) The term "parent" shall have, for the purpose of this Plan, the meaning ascribed to it under Section 424(e) of the Code.

                  (l) The term "participant" means an employee, consultant or trustee of the Company to whom an award is granted under the Plan.

                  (m) The term "performance measures" means the criteria and objectives that may be established by the Committee, which, if established, shall be satisfied or met (i) as a condition to the exercisability of all or a portion of an option, or (ii) during the applicable restriction period or performance period as a condition to the holder's receipt, in the case of a restricted share award, of the Common Shares subject to such award, or, in the case of a performance share award, performance unit award or DER, of payment with respect to such award or DER. If the Committee desires, in its sole discretion, that compensation payable pursuant to an award subject to performance measures be "qualified performance-based compensation" within the meaning of section 162(m) of the Code, such criteria and objectives shall include one or more of the following: the attainment by a Common Share of a specified fair market value for a specified period of

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

         time, earnings per share, return to shareholders (including dividends), return on equity, net income or earnings (before or after taxes), revenues, market share, cash flows or cost reduction goals, or any combination of the foregoing. Performance goals of awards may relate to the performance of the entire Company or a subsidiary, any of their respective divisions, units or offices, an individual participant or any combination of the foregoing. If the Committee desires, in its sole discretion, that compensation payable pursuant to an award subject to performance measures be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, the performance measures shall be established by the Committee no later than the end of the first quarter of the performance period or restriction period, as applicable (or such other time designated by the Internal Revenue Service), and the Committee shall determine the extent to which any such pre-established performance goals and/or other terms and conditions of such award are attained or not attained following the end of the performance period and certify such determination in writing in order to qualify such awards as performance-based under Section 162(m) of the Code. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals based on the above-listed performance criteria; provided, however, that awards which the Committee determines are designed to qualify as performance-based under Section 162(m) of the Code, and which are held by an employee, may not be adjusted upward (the Committee shall retain the discretion to adjust such awards downward).

                  (n) The term "performance period" means any period designated by the Committee during which the performance measures applicable to a restricted share award, performance share award, performance unit award or DER are measured.

                  (o) The term "performance share" or "performance unit" means a right, contingent upon the attainment of specified performance measures within a specified performance period, and / or the satisfaction of other terms and conditions determined by the Committee when the award is granted and set forth in the award agreement, to receive one Common Share, which may be restricted share, or in lieu thereof, the fair market value of such performance share or performance unit in cash.

                  (p) The term "performance share award" or "performance unit award" means an award of performance shares or performance units, as the case may be, under the Plan.

                  (q) The term "restricted shares" means Common Shares which are subject to a restriction period.

                  (r) The term "restricted share award" means an award of restricted shares under this Plan.

                  (s) The term "restriction period" means shall mean any period designated by the Committee during which the Common Shares subject to a restricted share award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the award agreement relating to such award.

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

                  (t) The term "subsidiary" shall have, for purposes of this Plan, the meaning ascribed to it under Section 424(f) of the Code and regulations promulgated thereunder.

                  (u)      The term "trustee" means a member of the Company's
         Board.

         22. Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the Common Shares subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing Common Shares delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the 1933 Act and the rules and regulations thereunder.

         23. Termination or Amendment of Plan. The Board may from time to time, with respect to any shares at the time not subject to awards, suspend or terminate the Plan or amend or revise the terms of the Plan; provided that any amendment of the Plan shall be approved by shareholders representing a majority of the outstanding shares of capital stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Maryland, voting as a single class, to the extent that such shareholder approval is necessary to comply with applicable provisions of the Code, rules promulgated pursuant to Section 16 of the Exchange Act, applicable state law, or NASD or exchange listing requirements.

         No amendment, suspension or termination of the Plan shall, without the consent of any affected participant, alter or impair any rights or obligations under any award theretofore granted to such participant under the Plan.

                                       15